SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                         -------------------------------

                                   FORM 8-K/A

                                 AMENDMENT NO. 1

                                       TO

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported) June 8, 1998 (March 24, 1998)


                                 Unidigital Inc.
               (Exact Name of Registrant as Specified in Charter)


     Delaware                         0-27664                 13-3856672
--------------------------------------------------------------------------------
(State or Other Jurisdiction   (Commission File Number)     (IRS Employer
   of Incorporation)                                      Identification No.)


545 West 45th Street, New York, New York                          10036
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                       (zip code)
                                 (212) 397-0800
                 ----------------------------------------------
                    (Registrant's telephone number, including
                                   area code)

 -------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

         Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
         ------------------------------------------------------------------

         As reported in the Current Report on Form 8-K dated April 8, 1998 filed by Unidigital Inc. (the "Company"), on March 25, 1998, the Company, through a wholly-owned subsidiary, Unison (NY), Inc., consummated the acquisition of substantially all of the assets of Kwik International Color, Ltd. (the "Seller"), located in New York City.

         The Company hereby files this Amendment No. 1 on Form 8-K/A to file the financial statements and related pro forma financial statements required pursuant to Item 7 of Form 8-K with respect to such transaction.

(a) Financial Information of Business Acquired.

                         KWIK INTERNATIONAL COLOR, LTD.

                          COMBINED FINANCIAL STATEMENTS

                             AS OF DECEMBER 31, 1997

                 TOGETHER WITH REPORT OF INDEPENDENT ACCOUNTANT

                         KWIK INTERNATIONAL COLOR, LTD.
                         ------------------------------
                    REPORT ON AUDITS OF FINANCIAL STATEMENTS
                    ----------------------------------------
                     YEARS ENDED DECEMBER 31, 1997 AND 1996
                     --------------------------------------






                                    CONTENTS
                                    --------

                                                                         Page
                                                                         ----

FINANCIAL STATEMENTS:

   Independent auditors' report                                            1

   Balance sheets                                                          2

   Statements of earnings                                                  3

   Statement of stockholders' equity                                       4

   Statements of cash flows                                                5

   Notes to financial statements                                         6 - 12

                              FINANCIAL STATEMENTS
                              --------------------

                              RUSSELL A. GLICK, CPA
                              ---------------------

To the Officers and Stockholders of
Kwik International Color, Ltd.


I have audited the accompanying balance sheets of Kwik International Color, Ltd. as of December 31, 1997 and 1996, and the related statements of earnings, stockholders' equity and cash flows for each of the years in the three year period ended December 31, 1997. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based upon my audits.

I conducted my audits in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Kwik International Color, Ltd. as of December 31, 1997 and 1996, and the results of its operations and its cash flows for each of the years in the three year period ended December 31, 1997 in conformity with generally accepted accounting principles.




                                                     /s/ Russell A. Glick, CPA
                                                     ---------------------------
                                                     Certified Public Accountant

New York, New York
February 26, 1998



  515 Madison Avenue, Suite 725                          9 Park Place
    New York, New York 10022                     Great Neck, New York 11021
         (212) 755-7340                                 (516) 466-2624
       FAX (212) 759-9521                             FAX (516) 466-0223


                                                   KWIK INTERNATIONAL COLOR, LTD.
                                                   ------------------------------

                                                           BALANCE SHEETS
                                                           --------------

                                                                                         December 31,
                                                                               -------------------------------
                                                                                   1997                1996
                                                                               -----------         -----------
        ASSETS  (Note 6)

CURRENT ASSETS:
   Cash and cash equivalents                                                   $   516,386         $   247,452
   Marketable securities                                                            44,508              32,948
   Accounts receivable                                                           3,180,296           2,670,837
   Inventories                                                                     324,793             180,259
   Prepaid expenses (Note 11)                                                      371,416             339,579
                                                                               -----------         -----------
       Total current assets                                                      4,437,399           3,471,075

INVESTMENT (Note 3)                                                                312,185             250,729

PROPERTY AND EQUIPMENT, net (Note 4)                                             1,721,108           1,982,197

INTANGIBLE ASSET, net (Note 5)                                                      28,125              60,625

OTHER ASSETS (Note 10)                                                           1,227,664           1,453,347
                                                                               -----------         -----------

                                                                               $ 7,726,481         $ 7,217,973
                                                                               ===========         ===========
       LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
   Loans payable, bank (Note 6)                                                $ 1,995,000         $ 1,450,000
   Accounts payable                                                                533,498             646,694
   Accrued expenses (Note 8)                                                       721,026             762,796
   Income taxes payable                                                                 --              97,280
   Current portion of long-term debt (Note 7)                                      196,991             268,480
                                                                               -----------         -----------
       Total current liabilities                                                 3,446,515           3,225,250

LONG-TERM DEBT (Note 7)                                                            550,966             536,989
                                                                               -----------         -----------
       Total liabilities                                                         3,997,481           3,762,239
                                                                               -----------         -----------
COMMITMENTS (Notes 9 and 11)

STOCKHOLDERS' EQUITY:
   Common stock, no par value, 200 shares authorized;
     10 shares issued and outstanding                                                5,000               5,000
   Retained earnings                                                             3,823,078           3,561,372
   Unrealized loss on available-for sale securities - net                          (99,078)           (110,638)
                                                                               -----------         -----------
       Total stockholders' equity                                                3,729,000           3,455,734
                                                                               -----------         -----------
                                                                               $ 7,726,481         $ 7,217,973
                                                                               ===========         ===========

                                                  See notes to financial statements

                                                               - 3 -

                                                   KWIK INTERNATIONAL COLOR, LTD.
                                                   ------------------------------
                                                       STATEMENTS OF EARNINGS
                                                       ----------------------


                                                     Years Ended
                                                    December 31,
                                     ------------------------------------------
                                           1997          1996           1995
                                     ------------   ------------   ------------
NET SALES                            $ 14,324,884   $ 13,573,941   $ 13,412,163

COST OF GOODS SOLD
   (Notes 4, 9 and 11)                  8,590,790      7,843,438      8,173,437
                                      -----------    -----------    -----------

GROSS PROFIT                            5,734,094      5,730,503      5,238,726
                                      -----------    -----------    -----------

OPERATING EXPENSES:
   (Notes 4, 5, 9 and 11)
     Selling                            1,655,370      1,410,432      1,736,948
     General and administrative         3,138,439      2,926,819      2,742,353
     Interest                             221,624        182,788        234,324
                                      -----------    -----------    -----------

                                        5,015,433      4,520,039      4,713,625
                                      -----------    -----------    -----------

OPERATING INCOME                          718,661      1,210,464        525,101
                                      -----------    -----------    -----------

OTHER INCOME (EXPENSE):
   Income (loss) from investment -
     equity method                         61,456         (2,789)        15,695
   Interest and dividend income            41,272         45,932         22,985
   Other income                                --        105,375             --
   Loss on disposal of fixed assets       (11,085)            --             --
                                      -----------    -----------    -----------

                                           91,643        148,518         38,680
                                      -----------    -----------    -----------

NET INCOME BEFORE INCOME TAXES            810,304      1,358,982        563,781

INCOME TAXES                              100,598        156,409         55,914
                                      -----------    -----------    -----------

NET EARNINGS                          $   709,706    $ 1,202,573    $   507,867
                                      ===========    ===========    ===========

                                                  See notes to financial statements


                                                   KWIK INTERNATIONAL COLOR, LTD.
                                                   ------------------------------
                                                 STATEMENT OF STOCKHOLDERS' EQUITY
                                                 ---------------------------------


                                                                  Unrealized
                                                                    Loss on
                                                                   Available-
                                                                    for-Sale
                                         Common     Retained       Securities -
                                         Stock      Earnings          Net           Total
                                    -----------   -----------    -----------    -----------
Balance, January 1, 1995            $     5,000   $ 1,950,932    $  (102,064)   $ 1,853,868

Net earnings                                 --       507,867            --         507,867

Distributions                                --      (100,000)           --        (100,000)

Unrealized net gain on available-
   for-sale securities                       --            --         (9,630)        (9,630)
                                    -----------   -----------    -----------    -----------

Balance, December 31, 1995                5,000     2,358,799       (111,694)     2,252,105

Net earnings                                 --     1,202,573             --      1,202,573

Unrealized net gain on available-
   for-sale securities                       --            --          1,056          1,056
                                    -----------   -----------    -----------    -----------

Balance, December 31, 1996                5,000     3,561,372       (110,638)     3,455,734

Net earnings                                 --       709,706             --        709,706

Distributions                                --      (448,000)            --       (448,000)

Unrealized net gain on available-
   for-sale securities                       --            --         11,560         11,560
                                    -----------   -----------    -----------    -----------

Balance, December 31, 1997          $     5,000   $ 3,823,078    $   (99,078)   $ 3,729,000
                                    ===========   ===========    ===========    ===========

                                                  See notes to financial statements

                                                               - 5 -

                                                   KWIK INTERNATIONAL COLOR, LTD.
                                                   ------------------------------
                                                      STATEMENTS OF CASH FLOWS
                                                      ------------------------

                                                                          Years Ended
                                                                          December 31,
                                                             ----------------------------------------
                                                                 1997          1996           1995
                                                             ----------    -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES:

    Net earnings                                             $  709,706    $ 1,202,573    $   507,867
    Adjustments to reconcile net earnings to net
       cash provided by operating activities:
          Depreciation and amortization                         575,344        419,777        269,365
          (Income) loss from investment -
              equity method                                     (61,456)         2,789        (15,695)
          Loss disposal of fixed assets                          11,085             --             --
          (Increase) decrease in operating assets:
              Accounts receivable                              (509,459)      (953,339)      (211,051)
              Inventory                                        (144,534)        25,848         22,008
              Prepaid expenses                                  (31,837)      (253,000)       (53,892)
              Other assets                                       (7,614)      (105,433)      (169,173)
          Increase (decrease) in operating liabilities:
              Accounts payable                                 (113,197)       (81,766)          (250)
              Accrued expenses                                  (41,770)      (267,539)       315,852
              Corporation taxes payable                         (97,280)        81,576          9,798
                                                            -----------    -----------    -----------
          Total adjustments                                    (420,718)    (1,131,087)       166,962
                                                            -----------    -----------    -----------
          Net cash provided by operating activities             288,988         71,486        674,829
                                                            -----------    -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Proceeds from sale of fixed assets                           22,500             --             --
    Purchase of intangible assets                                    --       (100,000)            --
    Proceeds from (advances to) affiliates,
       officers and employees                                    86,221        137,200        (41,423)
    Purchases of equipment and improvements                    (120,746)      (989,331)      (181,661)
    Decrease in cash surrender value -
       officers' life insurance                                   8,109             --             --
                                                            -----------    -----------    -----------
              Net cash used for investing activities             (3,916)      (952,131)      (223,084)
                                                            -----------    -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Net proceeds of loans from bank                             545,000        355,000        (50,000)
    Proceeds of long-term debt                                       --        660,179             --
    Proceeds from loans against cash surrender
       value of officers' life insurance                        144,324             --             --
    Repayments of long-term debt                               (257,462)      (210,853)      (210,605)
    S Corporation distributions                                (448,000)            --       (100,000)
                                                            -----------    -----------    -----------
              Net cash (used in) provided by
                 financing activities                           (16,138)       804,326       (360,605)
                                                            -----------    -----------    -----------

NET INCREASE (DECREASE) IN CASH
    AND CASH EQUIVALENTS                                        268,934        (76,319)        91,140

CASH AND CASH EQUIVALENTS,
    beginning of year                                           247,452        323,771        232,631
                                                            -----------    -----------    -----------

CASH AND CASH EQUIVALENTS, end of year                      $   516,386    $   247,452    $   323,771
                                                            ===========    ===========    ===========

                                                  See notes to financial statements

                         KWIK INTERNATIONAL COLOR, LTD.
                         ------------------------------
                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------
                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995
                  --------------------------------------------


1.     Summary of Significant Accounting Policies:
       ------------------------------------------

       a. Nature of business
          ------------------

          The Company is in the printing industry primarily performing color separation services for various clients throughout the United States.

       b. Equity method
          -------------

          Investments in companies in which the Company has a 20% to 50% interest are carried at cost, adjusted for the Company's proportionate share of their undistributed earnings or losses (see Note 3).

       c. Use of estimates
          ----------------

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       d. Statement of cash flows
          -----------------------
          For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments with a maturity of three months or less to be cash equivalents.

       e. Marketable securities
          ---------------------

          Marketable securities are valued at quoted market prices as of the balance sheet date. The cost of the securities is $143,586. The marketable securities have been categorized as available-for-sale equity securities.

       f. Inventories
          -----------

          Inventories, primarily consisting of work-in progress, are valued at the lower of cost (first-in, first-out) or market.

       g. Property and equipment
          ----------------------

          Property and equipment are valued at cost less accumulated depreciation. Expenditures for additions, renewals and betterments are capitalized; expenditures for maintenance and repairs are charged to expenses as incurred. Upon retirement or disposal of assets, the cost and accumulated depreciation are eliminated from the accounts and the resulting gain or loss is included in determining the results of operations.

          Depreciation is computed either on a straight-line, double-declining or accelerated cost recovery method over the estimated useful lives of the related assets.

       -------------------------------------------

       h. Intangible assets
          -----------------

          The cost of intangible assets are amortized on a straight-line basis over their respective useful lives.

       i. Income taxes
          ------------

          The Company elected to have the corporation treated as a "Small Business Corporation", pursuant to the Internal Revenue Code and related New York State statute. As a result of this election, the income or loss and credits of the Company will pass through directly to the individual stockholders. Accordingly, no provision for federal income taxes is included in the financial statements. New York State imposes a tax on "Small Business Corporations" which approximates the incremental difference between corporate and individual tax rates. Local taxes are provided for at the prevailing annual rates.

       j. Reclassifications
          -----------------

          Certain reclassifications have been made to the 1996 and 1995 financial statements to conform to the 1997 presentation.

2.     Concentration of Credit Risk:
       ----------------------------

       The Company's financial instruments that are exposed to concentration of credit risk consist primarily of its cash equivalents, marketable securities and trade receivables.

       The Company invests its temporary cash investments and marketable securities with high quality institutions. This policy limits the Company's exposure to concentration of credit risk.

       Concentrations of credit risk with respect to trade receivables are limited due to the large number of accounts comprising the Company's customer base as well as their dispersion across different industries and geographic areas. The Company routinely assesses the financial strength of its customers. Only one individual customer accounted for more than 10% of the net sales for the years ended December 31, 1997 and 1995. For the years ended December 31, 1997 and 1995, the Company's five largest individual customers, including the one largest customer, accounted for 40% and 39% of net sales.

3.     Investment:
       ----------

       Investment carried at equity consists of the following:

                                                           December 31,
                                                   -----------------------------
                                                    1997                  1996
                                                   -------               -------
       HMK Graphics Inc. and Subsidiaries
         Equity owned                              33-1/3%               33-1/3%

       The following is a summary of financial position and results of operations of the above companies as of:

                                                          April 30,
                                            ------------------------------------
                                                 1997                  1996
                                            --------------        --------------

       Current assets                       $      992,627        $      962,687
       Property and equipment, net               4,493,278             4,621,763
       Other assets                              4,932,910             5,160,135
                                            --------------        --------------
                                            $   10,418,815        $   10,744,585
                                            ==============        ==============

       ----------
                                                          April 30,
                                            -----------------------------------
                                                 1997                  1996
                                            --------------        -------------

       Current liabilities                  $    1,084,230        $   1,470,631
       Long-term debt                            6,594,918            6,601,728
       Other long-term liabilities               1,828,111            1,945,038
                                            --------------        -------------
                                                 9,507,259           10,017,397
       Stockholders' equity                        911,556              727,188
                                            --------------        -------------

                                            $   10,418,815        $  10,744,585
                                            ==============        =============

       Sales and rental income              $    2,274,104        $   1,818,372

                                            ==============        =============
       Net income (loss)                    $      184,368        $      (8,367)
                                            ==============        =============

4.     Property and Equipment:

       Property and equipment consists of the following:

                                                          December 31,
                                            ------------------------------------
                                                 1997                  1996
                                            --------------        --------------

       Equipment                            $    4,832,263         $   5,480,588
       Leasehold improvements                      703,459               690,987
                                             -------------         -------------
                                                 5,535,722             6,171,575
       Less accumulated depreciation             3,814,614             4,189,378
                                             -------------         -------------
                                             $   1,721,108         $   1,982,197
                                             =============         =============

       Depreciation expense for the years ended December 31, 1997, 1996 and 1995 approximated $542,800, $380,400 and $269,400, respectively.

5.     Intangible Asset:
       ----------------

       Intangible asset consists of the following:
                                                         December 31,
                                                --------------------------------
                                                   1997                  1996
                                                ----------           -----------
       Covenants not to compete                 $  100,000           $   100,000
       Less accumulated amortization                71,875                39,375
                                                ----------           -----------
                                                $   28,125           $    60,625
                                                ==========           ===========

       Amortization expense for the years ended December 31, 1997, 1996 and 1995 approximated $32,500, $39,400 and $0, respectively.

6.     Loans Payable - Bank:
       --------------------
       At December 31, 1997, the Company has outstanding $1,995,000 against its approved line of credit for $2,500,000 with an interest rate of .25% above the bank's prime rate (8.50% at December 31, 1997). The loan is secured by all assets of the Company and guaranteed by the shareholders. Advances under the line are limited to 75% of eligible accounts receivable.

7.     Long-Term Debt:
       --------------
       Long-term debt consists of the following:
                                                         December 31,
                                                --------------------------------
                                                   1997                  1996
                                                ----------           -----------
       U.S. Concord Inc.                        $      -             $    52,593
       Heller Financial, Inc. (a)                   76,552               153,976
       JLJ Capital (b)                             671,405               598,900
                                                ----------           -----------
                                                   747,957               805,469
       Less current maturities                     196,991               268,480
                                                ----------           -----------
                                                $  550,966           $   536,989
                                                ==========           ===========

       The obligations consist of the following transactions:

       (a) The obligation is payable in 48 monthly installments of $7,940 each. Payments are scheduled to end in October, 1998. Each payment includes interest at 8.038%. A Scitex Work Station was pledged as collateral for this note.

       (b) During the year 1997, the Company entered into a new loan agreement with JLJ Capital which encompassed the purchase of new machinery and equipment for $199,950 and the refinance of certain existing debt totaling $500,050 leaving a new loan of $700,000. The note is payable in 60 monthly installments of $14,275 each. Payments are scheduled to end in September 2002. Each payment includes interest at 8.243% per annum. Certain equipment is pledged as collateral for this note.

       Scheduled payments to reduce debt are as follows:

                         Year Ending
                        December 31,
                        ------------

                            1998                  $  196,991
                            1999                     130,752
                            2000                     141,945
                            2001                     154,098
                            2002                     124,171
                                                  ----------
                                                  $  747,957
                                                  ==========
8.     Accrued Expenses:
       ----------------

       Accrued expenses consist of the following:
                                                         December 31,
                                                --------------------------------
                                                   1997                  1996
                                                ----------           -----------
       Payroll and payroll taxes                $  113,922           $    97,936
       Pension plan                                429,584              333,020
       Other                                       177,520               331,840
                                                ----------           -----------

                                                $  721,026           $   762,796
                                                ==========           ===========

9.     Commitments:
       -----------

       The Company is obligated to make minimum annual rental payments as follows:

                            1998               $     524,400
                            1999                     524,400
                            2000                     557,175
                            2001                     557,175
                            2002                     557,175
                         Thereafter                1,114,350
                                               -------------
                                               $   3,834,675
                                               =============

       The Company rents its New York City business premises from an affiliated company (see Note 10). The leases are due to expire on December 31, 2004.

       Total  rent  expense  for  operating  leases for years ended December 31,
1997,  1996  and  1995  was  approximately  $551,000,   $592,000  and  $640,000,
respectively.

10.    Related Party Transactions:
       --------------------------

       The Company made various loans to its officers. Such loans are payable on demand with interest charged at 6% per annum The total officers loans, including accrued interest, approximated $61,700 and $-0- at December 31, 1997 and 1996, respectively.

       In addition, the Company conducts business with various affiliated companies. At December 31, 1997 and 1996, the amounts due to the Company from its affiliates approximated $930,300 and $1,086,000, respectively.

       Rent  expense  paid  to  an   affiliated  company  for  the  years  ended
December 31, 1997, 1996 and 1995 approximated $524,400, respectively.

11.    Retirement Plans:
       ----------------

       (a) The Company has a defined benefit pension plan for its non-union employees. The Company's funding policy is to contribute annually the maximum amount that can be deducted for Federal income tax purposes. Contributions are intended to provide not only for benefits attributed to service to date but also for those expected to be earned in the future.

           Pension expense includes the following components:

                                                                    Years Ended
                                                                   December 31,
                                                           ---------------------------------------
                                                              1997           1996           1995
                                                           ---------      ---------      ---------
Service cost of the current period                         $ 157,468      $  68,768      $  69,027
Interest cost on the projected
   benefit obligation                                        104,445         84,791        117,584
Actual return on plan assets                                (149,123)      (126,004)      (191,670)
Net amortization of transition
   asset, net asset gain and
   other components                                           43,110          2,849         62,811
                                                           ---------      ---------      ---------

Pension expense                                            $ 155,900      $  30,404      $  57,752
                                                           =========      =========      =========

11.    Retirement Plans:
       ----------------

           The following sets forth the funded status of the plan and the amounts shown in the accompanying balance sheets:

                                                                        December 31,
                                                               --------------------------
                                                                    1997           1996
                                                               -----------    -----------
Actuarial present value of accumulated obligations:
   Vested benefits                                             $ 1,481,135    $ 1,270,570
   Non-vested benefits                                              20,011         24,198
                                                               -----------    -----------
Accumulated benefit obligation                                   1,501,146      1,294,768
Effect of anticipated future compensation
   levels and other events                                         251,555        136,586
                                                               -----------    -----------
Projected benefit obligation                                     1,752,701      1,431,354
Fair value of assets held in the plan, primarily
   corporate securities                                          1,781,495      1,394,175
                                                               -----------    -----------

Plan assets in excess of projected benefit obligations         $    28,794    $   (37,179)
                                                               ===========    ===========

The unfunded excess consists of the following:
                                                                        December 31,
                                                               --------------------------
                                                                    1997           1996
                                                               -----------    -----------
Unamortized asset at transition                                $    14,110    $    11,995
Net unrecognized actuarial loss                                   (225,055)      (305,303)
Prepaid pension cost, net of accrued liability                     239,739        256,129
                                                               -----------    -----------

                                                               $    28,794    $   (37,179)
                                                               ===========    ===========

           The weighted average discount rate used in determining the actuarial present value of the projected benefit obligation was 7%. The expected long-term rate of return of assets was 7%. The rate of increase in salary level was 5%.

       (b) The Company is a party to a multiemployer health, welfare and defined benefit pension plan covering certain union employees. Costs for the years ended December 31, 1997, 1996 and 1995 approximated $656,000, $636,000 and $658,000, respectively.

       (c) The Company maintains a nonqualified profit sharing plan for one key employee where contributions are calculated at a rate of 5% of after-tax profit. Expense for the years ended December 31, 1997, 1996 and 1995 approximated $28,000, $63,000 and $0, respectively.

12.    Supplementary Information - Statement of Cash Flows:
       ---------------------------------------------------

       Cash paid for interest approximated $224,000, $180,600 and $206,500 during the years ended December 31, 1997, 1996 and 1995, respectively.

       Cash paid for taxes approximated $248,800, $75,000 and $40,500 during the years ended December 31, 1997, 1996 and 1995, respectively.

       During 1997, the Company entered into a long-term financing agreement for the purchase of equipment in the amount of $199,950. In addition, the Company refinanced certain long-term obligations in the amount of $500,050.

13.    Subsequent Event:

       On January 15, 1998, the Company purchased all of the issued and outstanding shares of common stock of the Company owned by a retiring officer (50% of the outstanding capital stock of the Company) at a purchase price of $3,760,000.

       As part of the redemption agreement, the Company paid $376,000 and executed a promissory note for $3,384,000, with interest at 8%.

(b) Pro Forma Financial Information (unaudited).

                         PRO FORMA FINANCIAL INFORMATION

         The following Pro Forma Financial Statements are based on the historical financial statements of the Company, adjusted to give effect to the acquisition of substantially all of the assets of the Seller by the Company (the "Kwik Acquisition"). The Pro Forma Balance Sheet assumes the Kwik Acquisition occurred as of the most recent balance sheet date prior to the acquisition date of March 25, 1998. The Pro Forma Income Statements for the six months ended February 28, 1998 and the twelve months ended August 31, 1997 assume that the Kwik Acquisition occurred as of the first day of the applicable period. In addition, the Pro Forma Income Statement for the twelve months ended August 31, 1997 is adjusted to give effect to the Company's acquisition of all of the capital stock of Libra City Corporate Printing Limited on May 22, 1997 (the "Libra Acquisition") and its acquisition of substantially all of the assets of Boris Image Group, Inc. on April 4, 1997 (the "Boris Acquisition") and assumes that such acquisitions occurred as of September 1, 1996.

         The Pro Forma Financial Statements should be read in conjunction with the audited consolidated financial statements of the Company and the related notes thereto which are included in the Company's Annual Report on Form 10-KSB for the year ended August 31, 1997, the Company's Quarterly Report on Form 10-QSB for the quarter ended February 28, 1998, the Company's Current Report on Form 8-K dated April 8, 1998, the Company's Current Report on Form 8-K dated June 6, 1997, the Company's Current Report on Form 8-K/A dated August 5, 1997 (each as filed with the Securities and Exchange Commission) and the audited financial statements of the Seller that are filed herewith.

         The pro forma financial information does not purport to present what the Company's results of operations would actually have been if the Kwik Acquisition, the Libra Acquisition and the Boris Acquisition had occurred on the assumed dates, as specified above, or to project the Company's financial condition or results of operations for any future period.


                                            Pro Forma Condensed Balance Sheet (Unaudited)
                                            ---------------------------------------------
                                                          February 28, 1998
                                                          -----------------
               ASSETS

Current assets:                                               Unidigital             Kwik            Adjustments         Pro Forma
                                                              ----------             ----            -----------         ---------
   Cash and cash equivalents ...........................      $  1,945,436       $    114,012       $                   $ 2,059,448
   Accounts receivable (less allowance for doubtful
     accounts for Unidigital of $264,337) ..............        11,092,840          2,885,670                            13,978,510
   Deferred financing costs, net .......................           287,793                 --                               287,793
   Prepaid expenses ....................................         2,729,212            458,267                             3,187,479
   Other current assets ................................         1,805,843                 --                             1,805,843
                                                              ------------       ------------                          ------------
       Total current assets ............................        17,861,124          3,457,949                            21,319,073

Property and equipment, net ............................        11,463,726          1,667,868                            13,131,594
Intangible assets, net .................................         5,307,950                 --         22,053,951         27,361,901
Other assets ...........................................           214,249            234,025            885,000          1,333,274
                                                              ------------       ------------       ------------       ------------
       Total assets ....................................      $ 34,847,049       $  5,359,842       $ 22,938,951       $ 63,145,842
                                                              ============       ============       ============       ============
                LIABILITIES

Current liabilities:
   Accounts payable and accrued expenses ...............      $  5,437,277       $  1,295,134       $   (509,949)      $  6,222,462
   Current portion of capital lease obligations.........         2,042,579            183,746                             2,226,325
   Current portion of long-term debt ...................        11,264,459                 --         (8,750,500)         2,513,959
   Income taxes payable ................................           900,836                 --                               900,836
   Loans and notes payable to stockholders .............           164,364                 --            750,000            914,364
                                                              ------------       ------------       ------------       ------------
       Total current liabilities .......................        19,809,515          1,478,880         (8,510,449)        12,777,946

Capital lease obligations, net of current portion.......         2,338,283            529,913                             2,868,196
Long-term debt, net of current portion .................         2,044,202                 --         31,390,798         33,435,000
Deferred income taxes ..................................           399,036                 --                               399,036
Loans and notes payable to stockholders,
  net of current portion................................           207,496                 --                               207,496
                                                              ------------       ------------       ------------       ------------
       Total liabilities ...............................        24,798,532          2,008,793         22,880,349         49,687,674
                                                              ------------       ------------       ------------       ------------
                     STOCKHOLDERS' EQUITY
Preferred stock -- authorized 5,000,000 shares for
   Unidigital, $.01 par value each; none issued or
   outstanding .........................................                --                 --                                    --
Common stock -- authorized 10,000,000 shares for
   Unidigital, $.01 par value each; 3,249,461 shares
   issued and outstanding at February 28, 1998;
   authorized 200 shares for Kwik, without par value;
   10 shares issued and outstanding at February 28, 1998            32,495              5,000              1,498             38,993
Additional paid-in capital .............................         6,392,427                 --          3,403,153          9,795,580
Retained earnings ......................................         3,936,409          3,445,127         (3,445,127)         3,936,409
Cumulative foreign translation adjustment ..............          (312,814)           (99,078)            99,078           (312,814)
                                                              ------------       ------------       ------------       ------------
       Total stockholders' equity ......................        10,048,517          3,351,049             58,602         13,458,168
                                                              ------------       ------------       ------------       ------------
       Total liabilities and stockholders' equity.......      $ 34,847,049       $  5,359,842       $ 22,938,951       $ 63,145,842
                                                              ============       ============       ============       ============

                                       Pro Forma Condensed Statement of Operations (Unaudited)
                                       -------------------------------------------------------
                                                 Six Months Ended February 28, 1998
                                                 ----------------------------------

                                                 Unidigital        Kwik        Adjustments     Pro Forma
                                                 ----------        ----        -----------     ---------
Revenues
--------
  Net sales..................................   $19,255,448     $ 7,225,280    $               $26,480,728
                                                -----------     -----------    -----------     -----------

Expenses
--------
  Cost of sales..............................    10,300,273       4,918,976                     15,219,249
  Selling, general & administrative
    expenses.................................     6,746,376       2,774,901 (a)   (865,424)      8,655,853
                                                -----------     -----------    -----------     -----------
  Total operating expenses...................    17,046,649       7,693,877       (865,424)     23,875,102
  Income from operations.....................     2,208,799        (468,597)       865,424       2,605,626
  Interest expense ...........................      748,607         118,199 (b)  1,043,801       1,910,607
  Interest expense-deferred financing costs...      276,138              --                        276,138
  Interest and other expenses (income) .......       86,071         (70,278)                        15,793
                                                -----------     -----------    -----------     -----------
  Income before income taxes .................    1,097,983        (516,518)      (178,377)        403,088
  Provision for income taxes .................      399,558          78,770 (c)   (328,932)        149,396
                                                -----------     -----------    -----------     -----------
Net income ...................................  $   698,425    $   (595,288)   $   150,555     $   253,692
                                                ===========    ============    ===========     ===========
Net income per share available to
   common stockholders:
   Basic .....................................  $      0.22                                   $       0.07
                                                ===========                                    ===========
   Diluted ...................................  $      0.20                                   $       0.06
                                                ===========                                    ===========

Shares used to compute net income per share:
   Basic .....................................    3,244,797                        649,841       3,894,638
                                                ===========                    ===========     ===========
   Diluted ...................................    3,436,008                        649,841       4,105,377
                                                ===========                    ===========     ===========

                                       Pro Forma Condensed Statement of Operations (Unaudited)
                                       -------------------------------------------------------
                                                     Year Ended August 31, 1997
                                                     --------------------------
                                       Unidigital      Libra             Boris           Kwik            Adjustments      Pro Forma
                                       ----------      -----             -----           ----            -----------      ---------
Revenues
--------
  Net sales..........................  $ 27,261,856   $ 4,202,018    $  3,276,883    $ 14,096,098       $              $ 48,836,855
                                       ------------   -----------    ------------    ------------       -----------    ------------

Expenses
--------
  Cost of sales......................    14,449,663     3,053,209       1,733,080       8,435,133                        27,671,085
  Selling, general &
   administrative expenses...........     9,673,071     1,270,444       1,615,998       4,965,031 (d)      (625,319)     16,899,225
                                       ------------   -----------    ------------    ------------       -----------    ------------
  Total operating expenses...........    24,122,734     4,323,653       3,349,078      13,400,164          (625,319)     44,570,310
  Income (loss) from operations......     3,139,122      (121,635)        (72,195)        695,934           625,319       4,266,545
  Interest expense...................     1,094,628        37,282          92,972         212,520 (e)     2,552,480       3,989,882
  Interest expense-deferred financing
   costs.............................       138,069            --              --              --                           138,069
  Interest and other (income)
   expenses..........................       (27,587)      (21,584)             --         124,299                            75,128
                                       ------------   -----------    ------------    ------------       -----------    ------------
  Income (loss) before income taxes..     1,934,012      (137,333)       (165,167)        359,115        (1,927,161)         63,466
  Provision for income taxes.........       593,280       (26,493)              3         178,237 (f)      (643,066)        101,961
                                       ------------   -----------    ------------    ------------       -----------    ------------
Net income (loss)....................  $  1,340,732   $  (110,840)   $   (165,170)   $    180,878       $(1,284,095)   $    (38,495)
                                       ============   ===========    ============    ============       ===========    ============
Net income per share available to
 common stockholders:
   Basic ............................  $      0.41                                                                     $      (0.01)
                                       ============                                                                    ============
   Diluted...........................  $      0.40                                                                     $      (0.01)
                                       ============                                                                    ============

Shares used to compute net income
 per share:
   Basic ............................     3,239,040                                                         649,841       3,888,881
                                       ============                                                     ===========    ============
   Diluted ..........................     3,378,775                                                         649,841       4,028,616
                                       ============                                                     ===========    ============


                    Notes to Pro Forma Condensed Consolidated
                    -----------------------------------------
                        Financial Statements (Unaudited)
                        --------------------------------

         For purposes of determining the pro forma effect of the Kwik Acquisition on the Company's balance sheet as of February 28, 1998 and the Company's income statement for the six months ended February 28, 1998, the following pro forma adjustments have been made:

                                                                    February 28,
                                                                        1998

          Cash received from borrowings                            $ 33,435,000
          Cash consideration for Kwik Acquisition                   (21,245,349)
          Debt repayment - other                                    (12,189,651)
                                                                   ------------
                                                                             --
                                                                   ============

          Consideration for Kwik Acquisition
          ----------------------------------
          Cash                                                       20,590,349
          Issuance of 649,841 common shares at $5.2469 per share      3,409,651
          Note payable                                                  750,000
          Expenses of acquisition                                       655,000
                                                                   ------------
                   Total Consideration                             $ 25,405,000
                                                                   ============
                   Total value of net assets acquired                 3,351,049
                                                                   ------------
                   Goodwill                                        $ 22,053,951
                                                                   ============

          (a)  Amortization of goodwill over 25 years             $     441,079
               Excess owners' compensation                           (1,306,503)
                                                                  -------------
                                                                  $    (865,424)
                                                                  =============


          (b)  Additional interest expense                        $  (1,043,801)
                                                                  =============

          (c)  Pro forma tax adjustment                           $    (328,932)
                                                                  =============

                    Notes to Pro Forma Condensed Consolidated
                    -----------------------------------------
                        Financial Statements (Unaudited)
                        --------------------------------

         For  purposes  of  determining   the  pro  forma  effect  of  the  Kwik
Acquisition, the Libra Acquisition and the Boris Acquisition on the Company's income statement for the twelve months ended August 31, 1997, the following pro forma adjustments have been made:



                                          Kwik           Libra          Boris            Total
                                          ----           -----          -----            -----
(d)  Amortization of goodwill          $    882,158    $   128,962    $    66,614    $ 1,077,734
     Excess owners' compensation         (1,703,053)    (1,703,053)
                                       ------------    -----------    -----------    -----------
                                       $   (820,895)   $   128,962    $    66,614    $  (625,319)
                                       ============    ===========    ===========    ===========

(e)  Additional financing costs        $ (2,111,480)   $ (441,000)    $        --    $(2,552,480)
                                       ============    ===========    ===========    ===========

(f)  Pro forma tax adjustment          $   (457,678)   $  (185,388)   $        --    $  (643,066)
                                       ============    ===========    ===========    ===========

(c) Exhibits.

         Exhibit No.                         Description of Exhibit
         -----------                         ----------------------
          4.1 Stockholders' Agreement dated March 25, 1998 by and among Unidigital Inc., William E. Dye and Richard J. Sirota (included as an exhibit to the Current Report on Form 8-K of the Company dated April 8, 1998 and incorporated by reference herein).

         10.1 Asset Purchase Agreement dated as of March 25, 1998 by and among Unidigital Inc., Unison (NY), Inc., Kwik International Color, Ltd. and Richard J. Sirota (included as an exhibit to the Current Report on Form 8-K of the Company dated April 8, 1998 and incorporated by reference herein).

         10.2 Subordinated Promissory Note dated March 25, 1998 of Unidigital Inc. payable to Kwik International Color, Ltd. in the principal amount of $750,000 (included as an exhibit to the Current Report on Form 8-K of the Company dated April 8, 1998 and incorporated by reference herein).

         10.3 Employment Agreement dated as of March 25, 1998 by and between Unidigital Inc. and Richard J. Sirota (included as an exhibit to the Current Report on Form 8-K of the Company dated April 8, 1998 and incorporated by reference herein).

         10.4 Loft Lease dated March 1, 1997 between S.N.Y., Inc. and Kwik International Color, Ltd. for the property located at 229 W. 28th Street, New York, New York, on the fourth floor, known as Room 401-405
                                    (included  as  an  exhibit  to  the  Current
                                    Report  on  Form  8-K of the  Company  dated
                                    April 8, 1998 and incorporated by reference herein).

         10.5 Loft Lease dated March 1, 1997 between S.N.Y., Inc. and Kwik International Color, Ltd. for the property located at 229 W. 28th Street, New York, New York, on the seventh floor, known as Room 706-714 and 707-713

                                    (included  as  an  exhibit  to  the  Current
                                    Report  on  Form  8-K of the  Company  dated
                                    April 8, 1998 and incorporated by reference herein).

         10.6 Loft Lease dated March 1, 1997 between S.N.Y., Inc. and Kwik International Color, Ltd. for the property located at 229 W. 28th Street, New York, New York, on the eighth floor (included as an exhibit to the Current Report on Form 8-K of the Company dated April 8, 1998 and incorporated by reference herein).

         10.7 Loft Lease dated March 1, 1997 between S.N.Y., Inc. and Kwik International Color, Ltd. for the property located at 229 W. 28th Street, New York, New York, on the ninth floor (included as an exhibit to the Current Report on Form 8-K of the Company dated April 8, 1998 and incorporated by reference herein).

         10.8 Credit Agreement dated as of March 24, 1998 by and among Unidigital Inc., the lenders from time to time parties thereto and Canadian Imperial Bank of Commerce (included as an exhibit to the Current Report on Form 8-K of the Company dated April 8, 1998 and incorporated by reference herein).

         10.9 Term Note dated March 24, 1998 of Unidigital Inc. payable to Canadian Imperial Bank of Commerce in the principal amount of $25,000,000 (included as an exhibit to the Current Report on Form 8-K of the Company dated April 8, 1998 and incorporated by reference herein).

         10.10 Acquisition Note dated March 24, 1998 of Unidigital Inc. payable to Canadian Imperial Bank of Commerce in the principal amount of $5,000,000 (included as an exhibit to the Current Report on Form 8-K of the Company dated April 8, 1998 and incorporated by reference herein).

         10.11                      Revolving Credit Note dated  March 24,  1998
                                    of  Unidigital  Inc.  payable   to  Canadian

                                    Imperial Bank  of  Commerce in the principal
                                    amount  of   $10,000,000  (included   as  an
                                    exhibit to the Current Report on Form 8-K of
                                    the   Company   dated   April  8,  1998  and
                                    incorporated by reference herein).

         10.12 Stock Pledge Agreement (U.S.) dated as of March 24, 1998 made by Unidigital Inc. in favor of Canadian Imperial Bank of Commerce (included as an exhibit to the Current Report on Form 8-K of the Company dated April 8, 1998 and incorporated by reference herein).

         10.13 Mortgage dated as of March 24, 1998 made by Unidigital Inc. in favor of Canadian Imperial Bank of Commerce (included as an exhibit to the Current Report on Form 8-K of the Company dated April 8, 1998 and incorporated by reference herein).

         10.14 Security Agreement dated as of March 24, 1998 made by Unidigital Inc. in favor of Canadian Imperial Bank of Commerce (included as an exhibit to the Current Report on Form 8-K of the Company dated April 8, 1998 and incorporated by reference herein).

         10.15 Subsidiaries Guarantee dated as of March 24, 1998 made by each of Unidigital Elements (NY), Inc., Unidigital Elements
                                    (SF),  Inc.,  Unison  (NY),  Inc. and Unison
                                    (MA),  Inc.,  in favor of Canadian  Imperial
                                    Bank of Commerce (included  as an exhibit to
                                    the   Current  Report   on  Form  8-K of the
                                    Company dated April 8, 1998 and incorporated by reference herein).

         10.16 Intercreditor and Subordination Agreement dated as of March 25, 1998 by and among Kwik International Color, Ltd., Unidigital Inc. and Canadian Imperial Bank of Commerce (included as an exhibit to the Current Report on Form 8-K of the Company dated April 8, 1998 and incorporated by reference herein).

         10.17 Mortgage, Assignment of Leases and Rents and Security Agreement dated as of March 24, 1998 between Unidigital Inc. and Canadian Imperial Bank of Commerce (included as an exhibit to the Current Report on Form 8-K of the Company dated April 8, 1998 and incorporated by reference herein).

         23.1                       Consent of Russell A. Glick, CPA.

                                   SIGNATURES
                                   ----------


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                                              Unidigital Inc.



                                           By: /s/ William E. Dye
                                               ---------------------------------
                                               William E. Dye, Chief Executive
                                               Officer (Principal Executive,
                                               Financial and Accounting Officer)


Date: June 8, 1998